UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 South Unit Drive. Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 12, 2019, Unit Corporation (the “Company”) announced that it has commenced an offer to exchange (the “Exchange Offer”) any and all of its outstanding 6.625% Senior Subordinated Notes due 2021 (CUSIP No. 909218AB5 / ISIN US909218AB56) (the “Old Notes”) for newly issued 10.000% Senior Secured Notes due 2024 (the “Senior Secured Notes”) and 7.000% Junior Secured Notes due 2025 (the “Junior Secured Notes” and, together with the Senior Secured Notes, the “New Notes”), upon the terms and conditions set forth in the prospectus relating to the Exchange Offer (the “Prospectus”) included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission (the “Registration Statement”).

Holders may elect to receive Senior Secured Notes or Junior Secured Notes in exchange for their Old Notes. Holders must validly tender (and not withdraw) their Old Notes at or before 5:00 p.m., New York City time, on November 25, 2019 (the “Early Tender Date”), unless extended by the Company, to be eligible to receive the Early Exchange Consideration set forth below. Old Notes tendered after the Early Tender Date but before the Expiration Date (as defined below) will be eligible to receive only the Late Exchange Consideration set forth below. Subject to the terms and conditions of the Exchange Offer set forth in the Prospectus, for each $1,000 principal amount of Old Notes validly tendered (and not withdrawn):

•	at or before the Early Tender Date, holders of Old Notes may elect to receive either $735 principal amount of Senior Secured Notes or $1,000 principal amount of the Junior Secured Notes (together, the “Early Exchange Consideration”); and

•	after the Early Tender Date and before the Expiration Date, holders of Old Notes may elect to receive either $685 principal amount of Senior Secured Notes or $950 principal amount of the Junior Secured Notes (together, the “Late Exchange Consideration”), in each case subject to proration as described below.

In addition to the Early Exchange Consideration or Late Exchange Consideration, as applicable, accrued and unpaid interest on all validly tendered Old Notes accepted for exchange will be paid in cash on closing of the Exchange Offer.

The aggregate maximum amount of Senior Secured Notes and Junior Secured Notes to be issued in the Exchange Offer is limited to $300 million and $650 million, respectively. If the aggregate principal amount of Senior Secured Notes required to exchange all Old Notes validly tendered and not withdrawn pursuant to elections would exceed $300 million (the “Senior Secured Notes Cap”), each tendering holder who made an election to receive Senior Secured Notes will have the amount of Old Notes it tendered for Senior Secured Notes accepted on a pro rata basis such that the aggregate principal amount of Senior Secured Notes issued in the Exchange Offer equals the Senior Secured Notes Cap, and the balance of Old Notes each such holder tendered that was not accepted for exchange into Senior Secured Notes will be exchanged into $1,000 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date or $950 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date and prior to the Expiration Date. Holders who tender Old Notes and elect to receive Junior Secured Notes will not be subject to proration.

The New Notes will be guaranteed, jointly and severally, by each of the Company’s subsidiaries that guarantees the Old Notes and will be senior in right of payment to the Old Notes. The Senior Secured Notes will be secured by a second-priority lien, and the Junior Secured Notes will be secured by a third-priority lien, in each case on the current and future assets of the Company and the subsidiary guarantors that secure the Company’s first lien credit facility, subject to certain exceptions described in the Registration Statement. The Senior Secured Notes will mature on December 15, 2024. The Junior Secured Notes will mature on December 15, 2025.

In conjunction with the Exchange Offer, the Company is soliciting consents (the “Consents”) from the holders of the Old Notes (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants from the indenture governing the Old Notes (the “Existing Indenture”), modify or eliminate certain other provisions in the Existing Indenture and waive any existing defaults and events of default under the Existing Indenture as provided in the Registration Statement. The Exchange Offer is conditioned upon either (i) the consummation of an amendment to the Company’s first lien credit facility or (ii) a refinancing or replacement of the Company’s first lien credit facility, as further described in the Registration Statement. The Exchange Offer is not subject to the consummation of the Consent Solicitation or any other minimum participation conditions.

The Exchange Offer will expire at 11:59 p.m., New York City time, on December 13, 2019 (the “Expiration Date”), unless extended by the Company. Tenders may be validly withdrawn at any time on or before the Expiration Date.

Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on November 25, 2019 (the “Consent Revocation Deadline”), unless extended by the Company, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related Consent to the proposed amendments to the Existing Indenture, and a revocation of a Consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related Consents and Holders’ Consents will continue to be deemed delivered.

The Company will pay a soliciting dealer fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder.

This notice shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information in this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as expressly set forth by specific reference in the filing.

The press release furnished as an exhibit to this report contains forward-looking statements within the meaning of the Securities Act and the Exchange Act. Those forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company occasionally in its filings with the SEC. Because of these risks, the Company’s actual results may differ materially from those indicated or implied by the forward-looking statements. Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Unit Corporation, dated November 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIT CORPORATION

Date: November 12, 2019	By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President, Secretary & General Counsel